Exhibit 10.37

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of August ___, 2010 by and among Sionix Corporation, a Nevada corporation (the “Company”), and the purchaser whose name and address are set forth on the signature page annexed hereto (the “Purchaser”).  The foregoing parties are sometimes referred to hereinafter individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to the Subscription Application of the Purchaser of even date herewith (each a “Subscription Application”), and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to sell to the Purchaser and the Purchaser desires to acquire from the Company that number of units of the Company’s securities (the “Units”) as are set forth on the Purchaser’s signature page annexed hereto, at a price of $0.06 per Unit, subject to the terms and conditions of this Agreement and the other documents or instruments contemplated hereby; and

WHEREAS, each Unit consists of: (i) one share of the Company’s $0.001 par value common stock (the “Common Stock”), and (ii) a Warrant to purchase the number of shares of Common Stock equal to the number of Units purchased by the Purchaser multiplied by fifty percent (50%) (collectively, “Warrants”). Warrants to be issued in the form attached hereto as Exhibit A with an exercise price of $0.17 per share for a five-year period commencing upon the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree as follows:

AGREEMENT

Section 1.               Sale and Issuance of Units.

1.1           Subject to the terms and conditions of this Agreement, the Company’s board of directors has authorized the sale and issuance of up to 33,333,333 Units (the “Offering”).  At the Closing, the Company shall sell and issue to the Purchaser, and the Purchaser shall purchase from the Company, the number of Units set forth on the Purchaser’s signature page hereto. The Company intends to enter into this same form of purchase agreement with certain other purchasers (collectively, the “Other Purchasers”, and collectively with the Purchaser, the “Purchasers”) and expects to complete sales of Units to them.  The maximum number of Units that the Company may sell to the Purchasers is 33,333,333. The Purchaser’s obligations hereunder are expressly not subject to or conditioned on the purchase of Units by any or all of such Other Purchasers.

1.2           The aggregate purchase price for the Units to be purchased by the Purchaser (the “Purchase Price”) shall be the amount set forth on the Purchaser’s signature page hereto.

Section 2.               The Closing.

2.1           The closing of the sale and issuance to the Purchaser (the “Closing”) shall take place on the date when the Company’s legal counsel, Richardson & Patel, LLP (the “Escrow Agent”), receives all of the materials required pursuant to the Escrow Agreement annexed hereto as Exhibit B (the “Escrow Agreement”), including, without limitation, immediately available funds via wire transfer or a certified check equal to the subscription amount set forth on the Purchaser’s signature page hereto.

2.2           At the Closing, the Company shall instruct its transfer agent to issue and deliver to the Purchaser a certificate representing the Common Stock, against receipt by the Escrow Agent of a certified bank check or wire transfer in an aggregate amount equal to the Purchase Price for the Units set forth on the Purchaser’s signature page hereto.

Section 3.               Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser as follows:

3.1           Organization.

The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

3.2           Authorization of Agreement, Etc.

The execution, delivery, and performance by the Company of its obligations under this Agreement, the Escrow Agreement, the Subscription Application, the Warrants and each other document or instrument contemplated hereby or thereby (collectively, the “Transaction Documents”) has been duly authorized by all requisite corporate action on the part of the Company; and this Agreement and the Transaction Documents have been duly executed and delivered by the Company.  Each of the Transaction Documents, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3         Issuance of Common Stock and Warrants.

The Units are duly authorized and, when paid for and issued in accordance with the Transaction Documents, will be duly and validly issued, fully paid, and nonassessable, free and clear of all liens.

Section 4.               Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company as follows:

4.1           Authorization of the Documents.

The Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver, and perform its obligations under the Transaction Documents, and the execution, delivery, and performance by the Purchaser of its obligations under the Transaction Documents has been duly authorized by all requisite action on the part of the Purchaser and each such Transaction Document, when executed and delivered by the Purchaser, shall constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.2           Investment Representations.

All of the representations, warranties, and information of the Purchaser as set forth in the Purchaser’s Subscription Application are incorporated by reference herein, shall be deemed to be a part hereof, and shall be true and correct at the Closing with the same force and effect as if made by the Purchaser as of the date thereof.

4.3        Access to Company Information.

The Purchaser acknowledges that it has been afforded access and the opportunity to obtain all financial and other information concerning the Company that such Purchaser desires (including the opportunity to meet with the Company’s executive officers, either in person or telephonically). The Purchaser has reviewed copies of all reports filed by the Company (the “Filings”) with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since September 30, 2007, all of which are available for review at www.sec.gov.  The Purchaser further acknowledges that it is familiar with the contents of the Filings and that there is no further information about the Company that the Purchaser desires in determining whether to acquire the Units in the Offering.

4.4           Risk Factors

The Purchaser understands that an investment in the Units entails a substantial risk of loss.  The purchaser has read and understands all of the Risk Factors set forth in the Company’s annual report on Form 10-K filed with the Commission on January 13, 2010.

Section 5.               Brokers and Finders.

The Company will pay NYPPEX, LLC (“NYPPEX”), a registered broker-dealer engaged as a finder for the Company, (i) approximately 10% of the Purchase Price and (ii) a warrant, in substantially the same form as the Warrants, to purchase an aggregate of approximately 10% of the number of shares of Common Stock issued to the Purchaser at the Closing at an exercise price of $0.06 per share for a five-year period commencing upon the Closing.  NYPPEX is not serving as placement agent for the Offering and has not performed any due diligence on the Company.  The Purchaser acknowledges and agrees that NYPPEX is not making any recommendation to the Purchaser with respect to the Units, and that any and all due diligence must be performed by the Purchaser prior to making an investment in the Offering.

Section 6.               Indemnification by the Purchaser.

The Purchaser hereby agrees to indemnify and defend (with counsel acceptable to the Company) the Company and its officers, directors, employees, and agents and hold them harmless from and against any and all liability, loss, damage, cost, or expense, including costs and reasonable attorneys’ fees, incurred on account of or arising from:

(a)           any breach of or inaccuracy in any of the Purchaser’s representations, warranties, or agreements made herein, in any of the Transaction Documents, or in any document or instrument contemplated hereby or thereby; and

(b)           any action, suit, or proceeding based on a claim that the Purchaser’s representations, warranties or agreements made herein, in any of the Transaction Documents, or in any document or instrument contemplated hereby or thereby, were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Company or any current or former officer, director, employee, or agent of the Company under the Securities Act.

Section 7.               Successors and Assigns.

This Agreement shall bind and inure to the benefit of the Company, the Purchaser, and their respective successors and assigns.

Section 8.               Entire Agreement.

This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or verbal, among the Parties with respect thereto.

Section 9.               Notices.

All notices, demands and requests of any kind to be delivered to any Party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:

Sionix Corporation
2801 Ocean Park Blvd., Suite 339
Santa Monica, CA 90405
Attention: David R. Wells, President & CFO

with a copy to:

Richardson & Patel LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, CA 90025
Attention: Addison Adams

if to the Purchaser, to:

at the address of the Purchaser set forth on the Purchaser’s signature page hereto;

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties to this Agreement in writing in accordance with the provisions of this Section.  Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 10.             Amendments.

This Agreement may not be modified or amended, nor may any provision of this Agreement be waived, except as evidenced by a written agreement duly executed by Purchasers who hold a majority of the Common Stock and shares of Common Stock underlying Warrants acquired in the Offering.

Section 11.             Governing Law; Waiver of Jury Trial.

All questions concerning the construction, interpretation, and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.  In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

Section 12.             Submission to Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of California and the United States of America located in the City of Los Angeles, California, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.  The Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

Section 13.             Severability.

It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 14.             Independence of Agreements, Covenants, Representations and Warranties.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.  The exhibits and any schedules annexed hereto are hereby made part of this Agreement in all respects.

Section 15.             Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

Section 16.             Headings.

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 17.             Expenses.

Each Party shall pay its own fees and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement, the Transaction Documents and any document or instrument contemplated hereby or thereby.

Section 18.             Preparation of Agreement.

The Company prepared this Agreement and the Transaction Documents solely on its behalf.  Each Party to this Agreement acknowledges that: (i) the Party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such Party; and (iii) such Party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion.  Each Party further acknowledges that such Party was not represented by the legal counsel of any other Party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests.  Each Party agrees that no conflict, omission, or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied, or otherwise construed against any other Party to this Agreement on the basis that such Party was responsible for drafting this Agreement.

Section 19.             Use of Proceeds.

The Company shall use the net proceeds from the Offering for general working capital purposes.  The term “Company indebtedness” shall not include account and trade payables incurred in the ordinary course of business or accrued but unpaid wages or consulting fees.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.

SIONIX CORPORATION

Date:	By:	/s/
Name: David R. Wells
Title: President and CFO

[PURCHASER’S SIGNATURE PAGE FOLLOWS]

Sionix Corporation	Securities Purchase Agreement, Aug10

PURCHASER SIGNATURE PAGE TO SIONIX CORPORATION
SECURITIES PURCHASE AGREEMENT

PURCHASER:

______________________________	________________________________
Name of Purchaser (Individual or	Name of Individual representing
Institution)	Purchaser (if an Institution)

______________________________	________________________________
Title of Individual representing	Signature of Individual Purchaser or
Purchaser (if an Institution)	Individual representing Purchaser

Address:

Telephone:

Facsimile:

Number of Units

Aggregate Purchase Price

Sionix Corporation	Securities Purchase Agreement, Aug10

EXHIBIT A

Form of Warrant

Sionix Corporation	Securities Purchase Agreement, Aug10

EXHIBIT B

Escrow Agreement

Sionix Corporation	Securities Purchase Agreement, Aug10